EXHIBIT 99.2


                                         KCSI

                                          Kansas City Southern Industries, Inc.
                                          114 West 11th Street
                                          Kansas City, Missouri  64105

                                          NYSE Symbol:  KSU
                                          Release No. 2000-10     June 15, 2000
Media Contact: Kekst & Co.
   Robert Siegfried (212-521-4832)
   Michael Herley (212-521-4897)

Investors Contact:
  Landon H. Rowland (816-218-2416)
    Chairman, President and CEO
  Joseph D. Monello (816-218-2411)
    Vice President and CFO


                               {News Release}
                SEC DECLARES STILWELL FINANCIAL INC. FORM 10
                        REGISTRATION STATEMENT EFFECTIVE


                                    (Page 1)

Kansas City, Missouri, June 15, 2000


                 KCSI ALSO HOLDS ANNUAL STOCKHOLDERS MEETING
                           AND RE-ELECTS TWO DIRECTORS

Kansas City Southern Industries, Inc. ("KCSI" or the "Company") (NYSE: KSU) today announced that the Securities and Exchange Commission has declared effective the Form 10 Registration Statement for the spin-off of the Company's financial services business, Stilwell Financial Inc. This action permits the spin-off to proceed as planned.

Earlier today the Company announced that its Board of Directors had approved the spin-off of Stilwell Financial and declared a special dividend to be distributed on July 12, 2000 to KCSI common stockholders of record on June 28, 2000. Stockholders will receive 2 shares of common stock of Stilwell Financial for every 1 share of KCSI common stock owned on the record date. Full details of the transaction are contained in an Information Statement to be mailed to stockholders.

The  primary   entities   comprising   Stilwell   Financial  are  Janus  Capital
Corporation, an approximately 81.5% owned subsidiary; Berger LLC, an approximately 86% owned subsidiary; Nelson Money Managers Plc, an 80% owned subsidiary; DST Systems, Inc., an equity investment in which Stilwell Financial holds an approximately 32% interest; and miscellaneous other subsidiaries and equity investments.

The Company also held its Annual Meeting of Stockholders today at the Marriott Downtown Hotel, 200 West 12th Street, Kansas City, Missouri. With 90.1% of the Company's outstanding common and preferred stock represented in person or by proxy at the Annual Meeting, the stockholders elected Messrs. Michael G. Fitt and Michael R. Haverty as directors to serve until the Annual Meeting of
Stockholders in 2003. The Stockholders also approved the selection of PricewaterhouseCoopers LLP as the independent accountants for the year ending December 31, 2000.

             ****************************************************

This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in KCSI's December 31, 1999 Form 10-K and the Current Report on Form 8-K/A dated June 3, 1997, each filed by the Company with the Securities and Exchange Commission (Commission file no. 1-4717). The Company will not update any forward-looking statements in this press release to reflect future events or developments.



                                    ............. The End